Exhibit 23.1

Consent of Independent Auditor

BioLife Solutions, Inc.

Bothell, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-233912 and 333-222433) and on Form S-8 (Nos. 333-222437, 333-205101, and 333-189551) of BioLife Solutions, Inc. of our report dated April 13, 2021 relating to the consolidated financial statements of Global Cooling, Inc., which appear in this Current Report on Form 8-K/A of BioLife Solutions, Inc.

/s/ Clark, Schaefer, Hackett & Co.

Columbus, Ohio

July 7, 2021